Asset Purchase Agreement
                                   Between
                      Cimbix Corporation, PetsMobility, Inc.
                          and On4 Communications, Inc.


ASSET SALE AGREEMENT made January 30, 2006, between On4 Communications, Inc., a Federally Incorporated Canadian Corporation located at 135-11300 No. 5 Road ("Seller"), on the one hand, and Cimbix Corporation, a Washington corporation, located at #134-9663 Santa Monica Blvd, Beverly Hills, California 90210 USA ("Cimbix") PetsMobility, Inc., a Nevada corporation that is a wholly-owned subsidiary of Buyer (the "Subsidiary"), on the other hand.

WHEREAS, Seller owns certain assets relating to its wireless communications business and; Seller wishes to sell and Cimbix wishes to buy certain but not all of such assets; and

WHEREAS, Cimbix intends to contribute the purchased assets to the Subsidiary, which will operate the business related to such purchased assets (hereinafter Cimbix and the Subsidiary shall be referred to collectively as "Buyer").

NOW THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants set forth herein, Seller and Buyer agree that:

Section 1:	SALE AND PURCHASE

1.1 Sale and Purchase of Certain Assets

On and subject to the terms and conditions set forth in this Agreement, Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase from Seller, all of the assets identified on Exhibit A (the "Sold Assets") for the consideration stated on Exhibit A (the "Purchase Price").

1.2 Assets Excluded; Liabilities Not Assumed

Seller shall not sell nor Buyer purchase any assets other than the Sold Assets and, except for Buyer's assumption of obligations arising after the Closing under the contracts specifically identified on Exhibit A, Buyer shall not, and shall not be required to, assume or be obligated to pay, discharge or perform, any debts, liabilities, adverse claims or obligations of any kind or nature whatsoever of Seller, whether in connection with the Sold Assets or otherwise and whether arising before or after the consummation of the transactions contemplated herein, or bear any cost or charge with respect thereto.


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Section 2:	REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that:

2.1 Corporate Status and Authority

Seller is a corporation duly organized, validly existing, and in good standing under Canadian Law and has all corporate power and authority to conduct its business involving the Sold Assets now being conducted; the execution, delivery and performance of this Agreement have been duly authorized by its Board of Directors and (to any extent necessary) its shareholders; and this Agreement and such other agreements are the legal, valid and binding agreements of Seller, enforceable according to their respective terms.

2.2 Taxes

There are no tax liens on any of the Sold Assets except for liens for taxes not yet due and payable, and no tax liens will at any time be asserted against the Sold Assets for or on the basis of taxes that are due and payable, or are accrued even though not due or payable, at any time before the Closing.

2.3 Consents

No consent, authorization or approval of any third party or governmental authority is required for the execution and delivery by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby, and there exist no right-of-first-refusal or other preferential purchase rights with respect to any of the Sold Assets.

2.4 Title

Seller has and will convey to Buyer hereunder good and marketable title to all of the Sold Assets, free and clear of all defects, liens, charges, lease or conditional sale obligations, licenses, and other encumbrances, defects or rights in third parties, except those identified and pertaining to Exhibit "A."

2.5 Compliance with Applicable Law

Seller is in compliance in all material respects with all laws, regulations, governmental orders or judgments applicable to its business and has all domestic and foreign licenses, permits and other governmental authorization necessary for the conduct of its business utilizing the Sold Assets.

Section 3:	REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that:

3.1 Corporate Status and Authority

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Cimbix is a corporation duly organized, validly existing, and in good standing under Washington State Law and has all corporate power and authority necessary for its execution, delivery and performance of this Agreement. Subsidiary is a corporation duly organized, validly existing, and in good standing under Nevada State Law and has all corporate power and authority necessary for its execution, delivery and performance of this Agreement.

3.2 Due Authorization

The execution, delivery and performance of this Agreement by Buyer have been authorized by its Board of Directors and (to any extent necessary) its shareholders; Buyer has all requisite authorization to enter into and perform this Agreement; and this Agreement is the legal, valid and binding agreement of Buyer, enforceable according to its terms.

Section 4:	THE CLOSING

4.1 Date and Place of Closing

The closing of the transactions contemplated hereby (the "Closing") shall be held at 135-11300 No. Road, Richmond, BC V7A 5J7 on January 31, 2006 or at such other place and time as Seller and Buyer shall agree. The date on which the Closing shall occur is herein called the "Closing Date."

4.2 Certain Closing Actions and Obligations

At the Closing:

(a) Seller shall:

(i) deliver a Bill of Sale and Assignment in the form of Exhibit E, together with such other assignments, deeds, bills of sale and other agreements, documents and instruments, all in form reasonably satisfactory to Buyer's counsel, as are necessary for the sale, transfer and vesting of title in Buyer of all of the Sold Assets in accordance with and as contemplated by this Agreement.

(b) Buyer shall:

(i) deliver to Seller an agreement of assumption substantially in the form of Exhibit F assuming obligations and liabilities arising after the Closing Date under the contracts that are included in the Sold Assets and identified on Exhibit A, and

(ii) transfer to Seller US $250,000 in newly issued shares of Cimbix Corporation from the stock transfer agent at a price of US $0.13 per share.

(c) The parties acknowledge the previous payment of US $50,000 cash by Buyer to Seller, making the aggregate purchase price for the Sold Assets US $300,000.

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Section 5:	MISCELLANEOUS

5.1 Governing Law

This Agreement and the other documents and transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the Province of British Columbia without regard, however, to its rules regarding conflicts of laws.

5.2 Binding Effect

This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors, and permitted assigns.

5.3 Entire Agreement Modification

This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and no representation, promise, inducement, or statement of intention relating to the transactions contemplated by this Agreement has been made by any party that is not set forth in the Agreement. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

5.4 Assignments

Neither party shall assign its rights and/or obligations hereunder without the prior written consent of the other party to this Agreement.

5.5 Survival

All covenants, agreements, representations and warranties made by Seller or Buyer hereunder or pursuant hereto shall survive the Closing Date and the consummation of the transactions contemplated herein.

5.6 Allocation of Purchase Price

The purchase price (and the portion of the aggregate purchase price hereunder properly allocable to each item) of the Sold Assets is as stated on Exhibit A.

5.7 Expenses

Except as otherwise specifically provided herein, all fees, costs, and expenses incurred by each party hereto in connection with the negotiation, authorization, and performance of this Agreement shall be paid by the party incurring the same.

5.8 Right of first refusal to the re-sale of assets

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Cimbix Corporation shall provide On4 Communications, Inc with a right of first refusal to buy back all or part of the assets sold in this transaction.

5.9 Sales Taxes and Recording Fees

Cimbix Corporation shall pay all sales, use, or transfer taxes occasioned by the transfer of the rights, interests, assets, properties, and estates described in or contemplated by this Agreement, without regard to whether such taxes are assessable against Seller or Buyer under applicable law. Seller shall pay all documentary, filing, and recording fees required in connection with the filing and recording of any assignments or other instruments or documents.

5.10 Royalty Revenue

Subsidiary shall pay to On4 Communications, Inc., an ongoing royalty payment of 20% of net profits before taxes of all net profits before taxes attributable to the Sold Assets.

(i) Right of Access to Books: On4 shall have reasonable access to the books and records of Subsidiary at all reasonable times to check all relevant figures and information affecting or relating to the payment of the royalty under this Agreement,

(ii) Right to Access after Termination: Notwithstanding termination of this Agreement, Subsidiary shall permit such examinations to continue to take place until all outstanding claims have been settled to the reasonable satisfaction of On4.

Executed and delivered as of the date first stated above.

	On4 Communications, Inc.

        /s/ Cameron Robb
  By:	__________________________
        Cameron Robb, President

	Cimbix Corporation

       /s/ Robert Rosner
  By:	__________________________
        Robert Rosner, President

	PetsMobility, Inc.

        /s/ Robert Rosner
  By:	__________________________
	Robert Rosner, Director

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EXHIBIT A

IDENTIFICATION OF THE SOLD ASSETS

1. Domains, Contracts, Licenses, Copyrights, Trademarks, and know-how.

Description of Assets:

Domains
1. www.petsmo.com
2. www.petsmokids.com
3. www.petsmohealth.com
4. www.petsmoawards.com

Right of Distribution
1. The non-exclusive worldwide right to distribute the PetsCell through the PetsMo website.

Contracts
1. MyZone Media
2. On4 Communciations Management

Copyrights and Trademarks*
1. PetsMo

Intangibles
1. Business Plan
2. Marketing Plan


Purchase Price:

US $250,000 USD in Cimbix Corporation's shares at US $0.13 per share US $50,000 cash paid previously by Buyer to Seller

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